                                                                     Exhibit 5.2


                              [AUREAL LETTERHEAD]




                              FOR IMMEDIATE RELEASE

             AUREAL SEMICONDUCTOR ACQUIRES CRYSTAL RIVER ENGINEERING


         FREMONT, CALIFORNIA -- MAY 8, 1996 -- (MVSN: OTC Bulletin Board) Aureal Semiconductor announced today that it has entered into an agreement to acquire Crystal River Engineering ("CRE"), a privately held, leading developer of True Positional 3D audio technology. The acquisition was accomplished through a merger of CRE with an existing Aureal subsidiary. Under the merger, Aureal will incorporate CRE's technologies into Aureal's future product releases and will continue to develop, market and promote CRE's existing product offering under the CRE name. The financial terms of the transaction were not disclosed.

         "We are extremely excited about joining forces with CRE and providing 3D audio solutions beyond the level of existing products in the market today" stated Kip Kokinakis, Aureal's President and CEO. "This merger strengthens our existing licensing relationship and expands the capabilities of our respective hardware and software technologies to provide a higher level of interactive audio solutions for the PC and Home Entertainment market segments. We strongly believe that CRE's positional 3D audio technology is the best available, and we are committed to proliferating this technology through our worldwide sales and marketing network," added Kokinakis.

         CRE, founded in 1987, develops and markets - interactive, positional
3D audio technology and related systems under the AudioReality(TM) brand name. Using conventional stereo speakers or headphones, CRE's technology allows sounds to be dynamically positioned in the three-dimensional space surrounding a listener. CRE's first product was the NASA-commissioned Convolvotron(TM), the world's first real-time 3D sound simulator. Since then, CRE's products have been installed in many psycho-acoustic research labs, commercial flight and driving simulators, and advanced virtual reality systems. Over the last 18 months, CRE has worked with industry leaders to establish the standards and requirements that are expected to bring advanced, interactive 3D audio from today's high-end applications to mainstream Internet, multimedia and electronic gaming platforms.

Aureal Acquires Crystal River Engineering
May 8, 1996
Page Two


         Both Aureal and CRE expect exciting market opportunities for positional 3D audio. This belief has been strengthened by the public statements by Apple and Microsoft that they intend to provide support for 3D audio technologies in their future operating systems; by the inclusion of positional 3D audio in VRML (virtual reality modeling language - the specification for browsing 3D worlds on the world wide web), by recently disclosed plans from Dolby Labs to bring surround sound multi-dimensional sound tracks to PCs and other interactive entertainment platforms, as well as by the emergence of affordable interactive 3D graphics solutions (the visual counterpart to positional 3D audio).

         "This combination of resources is much more valuable than the two companies working separately," stated Scott Foster, CRE's Chairman and CEO. "The merger with Aureal provides the environment which will allow us to continue our research as well as significantly expand the market for our existing technology. In addition, the integration of CRE's true positional 3D and Aureal's ongoing advanced synthesis technology is intended to provide audio realism beyond today's standards." Mr. Foster will become General Manager of Crystal River Engineering and Vice President of Aureal.

         Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including, but not limited to, dependence on new technology, on foundry capacity availability and reliability; on the PC industry and on a single product line; dependence on a new management team; competition and pricing pressures; and other risks detailed from time to time in the company's periodic reports filed with the Securities and Exchange Commission.

         Aureal Semiconductor designs, develops and markets advanced audio solutions for the PC and Consumer markets The company's initial products are targeted to implement Windows Direct Sound acceleration, digital mixing, True Positional 3D audio, and a wide-range of other sound processing effects and algorithms



                                       ###


Aureal and CRE are trademarks of Aureal Semiconductor.
Windows and Direct Sound is a registered trademark of Microsoft Corporation. All other registered trademarks retain the rights of their respective holders.


                                                                                                              ----------
                                CRYSTAL RIVER SHAREHOLDER INFO                          VALUE PER CRE SHARE:  $     8.30
                                                                                                              ----------
                                        ASSUMES EXTRA 2 QTRS VESTING, VESTED OPTIONS EXERCISED FOR ALL CASH

                                TOTAL             % OF       SHARES        OPTIONS        OPTIONS         OPTIONS        OPTION
         NAME                   SHARES            TOTAL      OWNED           O/S           VESTED         NON-VST         PRICE

Abel, Jonathan                   31,574             4.5%                    31,574         31,574               -          1.00
Altmen, Denny                       226             0.0%                       226            226               -          1.00
Blair, John                       1,000             0.1%                     1,000          1,000               -          1.00
                                 21,000                                     21,000         14,000           7,000          1.00
                                 45,000                                     45,000         18,750          26,250          3.00
        JB Total                 67,000             9.6%                    67,000         33,750          33,250
Cadet, Stephanie                  3,830                                      3,830          3,192             638          1.00
                                 15,000                                     15,000          6,250           8,750          3.00
        SC Total                 18,830             2.7%                    18,830          9,442           9,388
Chapin, Bill                      8,000             1.1%                     8,000          8,000               -          1.00
Dunn, Hardie                     25,000             3.6%     25,000              -                              -
Foster, Kristine                 15,000                                     15,000         15,000               -          1.00
                                  6,000                                      6,000          2,500           3,500          3.00
        KF Total                 21,000             3.0%                    21,000         17,500           3,500
Foster, Scott                   141,000                     141,000              -                              -
                                 77,692                                     77,692         64,743          12,949          1.00
                                107,000                                    107,000         44,583          62,417          3.30
        SF Total                325,692            46.6%    141,000        184,692        109,326          75,366
        Foster Total            346,692            49.6%                   205,692        126,826          78,866
Foug, Diane                         500             0.1%                       500            500               -          1.00
Jacob, Matt                           -             0.0%                         -                              -          3.00
Longley, Lester                   8,886             1.3%        500          8,386          8,386               -          1.00
Morgenthaler, Mark               40,737             5.8%         10         40,727         40,727               -          1.00
Reinosa, Irene                      400             0.1%                       400            167             233          3.00
Schneider, Tony                  19,000                                     19,000         19,000               -          1.00
                                 50,154                                     50,154         41,795           8,359          1.00
                                 37,500                                     37,500         15,625          21,875          3.00
        TS Total                106,654            15.3%                   106,654         76,420          30,234
Singh, Lisa                       4,500             0.6%                     4,500          1,875           2,625          3.00
Sparling, Dale                    3,500             0.5%                     3,500            875           2,625          3.00
Taylor, Mike                      3,352                                      3,352          2,235           1,117          1.00
                                 19,000                                     19,000          7,917          11,083          3.00
        MT Total                 22,352             3.2%                    22,352         10,152          12,200
Weish, Lynn                         417             0.1%                       417            417               -          3.00
Wheeler, Andrew                   5,122                                      5,122          4,268             854          1.00
                                    500                                        500            500               -          1.00
                                  7,000                                      7,000          2,917           4,083          3.00
        AW Total                 12,622             1.8%                    12,622          7,685           4,937
Williams, Virginia                  400             0.1%                       400            167             233          3.00


Totals                          698,290           100.0%    166,510        531,780        357,189         174,591

                                CRYSTAL RIVER SHAREHOLDER INFO                          VALUE PER CRE SHARE:  $     8.30
                                                                                                              ----------
                                        ASSUMES EXTRA 2 QTRS VESTING, VESTED OPTIONS EXERCISED FOR ALL CASH
                               VESTED           TOTAL             CASH             NEW           TOTAL          BONUS          ONE
                                EXER             EXER            PURCH            AUREAL         PURCH          25%           TIME
         NAME                   COST             COST            PRICE           OPTIONS         PRICE          3@25%         BONUS

Abel, Jonathan                 31,574            31,574          262,064                -      262,064                       10,000
Altmen, Denny                     226               226            1,876                -        1,876
Blair, John                     1,000             1,000            8,300                -        8,300
                               14,000            21,000          116,200           58,100      174,300
                               56,250           135,000          155,625          217,875      373,500
        JB Total               71,250           157,000          280,125          275,975      556,100                       35,000
Cadet, Stephanie                3,192             3,830           26,494            5,295       31,789
                               18,750            45,000           51,875           72,625      124,500
        SC Total               21,942            48,830           78,369           77,920      156,289         55,000
Chapin, Bill                    8,000             8,000           66,400                -       66,400                       15,000
Dunn, Hardie                        -                 -          207,500                -      207,500
Foster, Kristine               15,000            15,000          124,500                -      124,500
                                7,500            18,000           20,750           29,050       49,800
        KF Total               22,500            33,000          145,250           29,050      174,300                       35,000
Foster, Scott                       -                 -        1,170,300                -    1,170,300
                               64,743            77,692          537,367          107,477      644,844
                              147,124           353,100          370,039          518,061      888,100
        SF Total              211,867           430,792        2,077,706          625,538    2,703,244        200,000
        Foster Total          234,367           463,792        2,222,956          654,588    2,877,544
Foug, Diane                       500               500            4,150                -        4,150                        5,000
Jacob, Matt                         -                 -                -                -            -
Longley, Lester                 8,386             8,386           73,754                -       73,754                       10,000
Morgenthaler, Mark             40,727            40,727          338,117                -      338,117
Reinosa, Irene                    501             1,200            1,386            1,934        3,320                       15,000
Schneider, Tony                19,000            19,000          157,700                -      157,700
                               41,795            50,154          346,899           69,380      416,278
                               46,875           112,500          129,688          181,563      311,250
        TS Total              107,670           181,654          634,286          250,942      885,228        150,000
Singh, Lisa                     5,625            13,500           15,563           21,788       37,350                       30,000
Sparling, Dale                  2,625            10,500            7,263           21,788       29,050         60,000
Taylor, Mike                    2,235             3,352           18,551            9,271       27,822
                               23,751            57,000           65,711           91,989      157,700
        MT Total               25,986            60,352           84,262          101,260      185,522        125,000
Weish, Lynn                     1,251             1,251            3,461                -        3,461
Wheeler, Andrew                 4,268             5,122           35,424            7,088       42,513
                                  500               500            4,150                -        4,150
                                8,751            21,000           24,211           33,889       58,100
        AW Total               13,519            26,622           63,786           40,977      104,763         80,000
Williams, Virginia                501             1,200            1,386            1,934        3,320                       25,000


Totals                        574,650         1,055,314        4,346,702        1,449,105    5,795,807        670,000       180,000

                                CRYSTAL RIVER SHAREHOLDER INFO                          VALUE PER CRE SHARE:  $     8.30
                                                                                                              ----------
                                        ASSUMES EXTRA 2 QTRS VESTING, VESTED OPTIONS EXERCISED FOR ALL CASH
                                      TOTAL
                                     CASH           TOTAL
         NAME                        TODAY          DEAL

Abel, Jonathan                     272,064         272,064
Altmen, Denny                        1,876           1,876
Blair, John                          8,300           8,300
                                   116,200         174,300
                                   155,625         373,500
        JB Total                   315,125         591,100
Cadet, Stephanie                    26,494          31,789
                                    51,875         124,500
        SC Total                    92,119         211,289
Chapin, Bill                        81,400          81,400
Dunn, Hardie                       207,500         207,500
Foster, Kristine                   124,500         124,500
                                    20,750          49,800
        KF Total                   180,250         209,300
Foster, Scott                    1,170,300       1,170,300
                                   537,367         644,844
                                   370,039         888,100
        SF Total                 2,127,706       2,903,244
        Foster Total             2,222,956       2,877,544
Foug, Diane                          9,150           9,150
Jacob, Matt                              -               -
Longley, Lester                     83,754          83,754
Morgenthaler, Mark                 338,117         338,117
Reinosa, Irene                      16,386          18,320
Schneider, Tony                    157,700         157,700
                                   346,899         416,278
                                   129,688         311,250
        TS Total                   671,786       1,035,228
Singh, Lisa                         45,563          67,350
Sparling, Dale                      22,263          89,050
Taylor, Mike                        18,551          27,822
                                    65,711         157,700
        MT Total                   115,512         310,522
Weish, Lynn                          3,461           3,461
Wheeler, Andrew                     35,424          42,513
                                     4,150           4,150
                                    24,211          58,100
        AW Total                    83,786         184,763
Williams, Virginia                  26,386          28,320
                                         -               -

Totals                           4,694,202       6,645,807